EXHIBIT 10.1
COMPENSATION ARRANGEMENT WITH CFO
Listed below is the salary and bonus arrangement agreed upon with Michael S. Browne, CPA, as Chief Financial Officer of the Company. In addition, Mr. Browne is entitled to standard health and other benefits as are available to other executive officers of the Company. Mr. Browne’s salary for 2006 has been set at $180,000, on a pro-rata basis, and at $200,000 for 2007. Mr. Brown is eligible to receive a bonus of $50,000 for 2006, based on personal and company-wide earnings objectives. For 2007, Mr. Browne is eligible to receive a bonus equal to 50% of his 2007 salary, with 50% based on expense reduction milestones and 50% based on annual earnings milestones. Bonuses are paid on February 15th of the year following in which they were earned. Mr. Browne is eligible to receive equity grants under the Company’s option plan, although no such awards have been granted at this time. Upon employment, Mr. Browne received 500,000 options which vest in three equal annual installments commencing on January 15, 2007.

4